                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            PC QUOTE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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
   [LOGO]

300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
JUNE 16, 1999

---------------------

TO THE STOCKHOLDERS OF
PC QUOTE, INC.:

Our annual meeting of stockholders will be held at 3:00 p.m. on Wednesday June 16, 1999, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois, for the following purposes:

1. To elect six members to our Board of Directors.

2. To approve and ratify the 1999 Combined Incentive and Non-Statutory Stock Option Plan.

3. To approve and ratify the appointment of KPMG LLP as our independent auditors for 1999.

4. To amend Article FIRST of our Certificate of Incorporation to read as follows:
  FIRST: The name of the Corporation is HyperFeed Technologies, Inc.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of record of our common stock and our Series A and Series B preferred stock at the close of business on April 19, 1999, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at PC Quote at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting.

                                          By order of the Board of Directors
                                          JOHN E. JUSKA

                                                       [SIGNATURE]
                                          CHIEF FINANCIAL OFFICER AND
                                          CORPORATE SECRETARY

Chicago, Illinois
May 6, 1999

   [LOGO]

300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

------------------------------------------------------

PROXY STATEMENT

The enclosed proxy is solicited on behalf of our Board of Directors for use at the annual meeting of our stockholders, to be held at 3:00 p.m. on Wednesday, June 16, 1999, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. We have employed the services of Regan & Associates to assist in the solicitation of proxies from our stockholders for a fee of $10,000.00, plus reasonable out-of-pocket expenses. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about May 6, 1999.

Only holders of record of our common stock, our Series A preferred stock or our Series B preferred stock at the close of business on April 19, 1999, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of April 19, 1999, 14,557,402 shares of our common stock, 19,075 shares of our Series A preferred stock and 28,791 shares of our Series B preferred stock were outstanding. All of our Series A preferred stock is held of record by Physicians Insurance Company of Ohio, and all of our Series B preferred stock is held of record by PICO Holdings, Inc.

Each share of our common stock that you own entitles you to one vote. Each share of our Series A and our Series B preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which the shares of Series A and Series B preferred stock could be converted on the record date. Each share of our Series A and Series B preferred stock has one hundred votes as of the record date. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock, represented in person or by proxy, shall constitute a quorum at the meeting.

The directors nominated shall be elected by a plurality of the votes represented by the shares of our common stock and our Series A and Series B preferred stock present at the meeting in person or by proxy, voting as a single class. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the outcome. Approval of proposals 2 and 3 described on the proxy requires the affirmative vote of a majority of our outstanding common stock and our outstanding Series A and Series B preferred stock, voting as a single class. Approval of proposal 4 described on the proxy requires the affirmative vote of two-thirds of our outstanding common stock and our outstanding Series A and Series B preferred stock, voting as a single class.

In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal while a broker non-vote will have no effect.

ELECTION OF DIRECTORS

On December 31, 1998, the Board of Directors elected Kenneth J. Slepicka as a director. On July 17, 1997, the Board of Directors voted to expand the Board of Directors to a range of between two (2) and seven (7) members.

A board of six (6) directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of shares of our common stock and holders of our Series A and Series B preferred stock. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board of Directors' nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

                                                                                                        Director
Name, Age, and Principal Occupation                                                                      Since
----------------------------------------------------------------------------------------------------  ------------
Jim R. Porter, 58 ..................................................................................      1997
  Chairman of the Board of PC Quote since October 1997, and Chief Executive Officer since July 1997.
  President and Chief Executive Officer of New Century Investment Research & Management, Inc. since
  1993. Associate of Chicago Research & Trading, Inc., a commodity trading firm, from 1990 to 1993.
  From 1979 to May 1990, a Principal and Chief Executive Officer of First Options of Chicago, Inc.,
  a securities, futures and options clearing firm, and a Partner of Spear Leeds & Kellogg, a specialist firm on the New York Stock Exchange. Mr. Porter has been in the securities and futures business since 1969 and has been a member of principal exchanges such as the Chicago Board of
  Trade, the Chicago Mercantile Exchange and the Chicago Board Options Exchange.
Louis J. Morgan, 62 ................................................................................      1980
  Chairman of the Board of PC Quote from May 1984 until October 1997. Mr. Morgan served as President of PC Quote from August 1980 to May 1984, and from August 1980 to December 1997, he served as
  Treasurer. From 1962-1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New York Stock Exchange member brokerage firm. He was a member of the Chicago Board
  Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board
  Options Exchange, Inc. from 1980 through 1983.

                                                                                                        Director
Name, Age, and Principal Occupation                                                                      Since
----------------------------------------------------------------------------------------------------  ------------
Ronald Langley, 54 .................................................................................      1995
  Chairman and director of publicly held PICO Holdings, Inc., since November 1996. Chairman since
  1995, and director since 1993, of Physicians Insurance Company of Ohio, an insurance company.
  Chairman of Summit Global Management, Inc., a subsidiary of PICO Holdings, Inc., which acts as a registered investment adviser, since 1995. Chairman and director of Global Equity Corporation, an international investment and operating company, from 1995. From 1994 to May 1998, Mr. Langley served as Chairman of the Centurion Trust Company, a bank specializing in custodian services.
  Member of the Board of Trustees of United States International University since 1990, Chairman of the Budget and Finance Committee and Vice-chairman since 1997. Director of publicly held MC
  Shipping, an international transportation company, since 1997.
John R. Hart, 39 ...................................................................................      1997
  Director, President and Chief Executive Officer of publicly held PICO Holdings, Inc. since
  November 1996. President and Chief Executive Officer of Physicians Insurance Company of Ohio, an
  insurance company, since 1995, and director since 1993. President and Chief Executive Officer of
  Global Equity Corporation, an international investment and operating company, since 1995.
  President of Quaker Holdings Limited, an investment company, since 1991. Principal in Detwiler,
  Ryan & Company, Inc., an investment bank, from 1982 to 1991.
Timothy K. Krauskopf, 35 ...........................................................................      1997
  Head of Information Services at the Field Museum of Natural History since 1997. Co-Founder in
  1990, director since 1993, Vice President of Research and Development and Chief Technology Officer
  of publicly held Spyglass, Inc., a software firm, from 1990 to 1997. Mr. Krauskopf has also served as a Trustee of Northwestern University.
Kenneth J. Slepicka, 43 ............................................................................      1998
  Vice President Financial Services, Paragon Solutions, Inc., Chicago, IL. President and Treasurer,
  SBC Warburg Futures Inc. from 1994 to 1998 and Executive Director Fixed Income Trading for
  O'Connor & Associates from 1985 to 1994. Mr. Slepicka is a former principal officer and member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange and
  Pacific Options Exchange. Mr. Slepicka has held numerous committee memberships at the each of the exchanges and has served as a Governor of the Chicago Board of Trade Clearing Corporation, member of the FIA Steering Committee and the Federal Reserve FCM Working Group. Mr. Slepicka has been involved in the securities and futures business since 1979.

The principal occupation of each of the above nominees for the past five years has been set forth in the above table.

The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Krauskopf, Langley and Slepicka. The Compensation Committee is comprised of Messrs. Krauskopf, Langley, Slepicka and Porter.

During the year ended December 31, 1998, the Board of Directors held 8 meetings. Except for Louis J. Morgan, each of the directors attended, in person or by telephone, at least 75% of the total number of meetings of the Board of Directors and committees thereof held during the period for which each individual was a director.

COMPENSATION OF DIRECTORS

On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting. Although non-employee directors were entitled to compensation during 1998, no such compensation was paid.

APPROVAL AND RATIFICATION OF THE 1999 COMBINED INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

GENERAL INFORMATION

The PC Quote, Inc. 1999 Combined Incentive and Non-Statutory Stock Option Plan was adopted by our Board of Directors (the "Board") on March 24, 1999, subject to shareholder approval. The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of our business.

SECURITIES SUBJECT TO THE 1999 PLAN

The 1999 Plan covers an aggregate of 4,000,000 shares of our common stock, which may be unissued shares, reacquired shares or shares bought on the market. The shares may be acquired by 1999 Plan participants through one or more offerings, as determined by the Board in its discretion.

ADMINISTRATION

The 1999 Plan shall be administered by our Board of Directors, or a committee appointed by our Board of Directors. Subject to the express terms of the 1999 Plan, the administrator has full and final authority, in its discretion, to:

      -to determine the value of our common stock;

      -to select the employees, directors or consultants to whom options and stock purchase rights may from time to time be granted;

      -to determine the number of shares of our common stock to be covered by each award granted under the 1999 Plan;

      -to approve forms of agreement for use under the 1999 Plan;

      -to determine the terms and conditions of any options or stock purchase rights granted under the 1999 Plan;

      -to determine whether and under what circumstances an option may be settled in cash instead of in our shares of common stock,

      -to reduce the exercise price of any option to the then current fair market value of our common stock, if such fair market value has declined since the date the option was granted;

      -to initiate a program whereby outstanding options are exchanged for options with a lower exercise price;

      -to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      -to allow option holders to satisfy withholding tax obligations by electing to have PC Quote withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; and

      -to construe and interpret the terms of the 1999 Plan and awards granted pursuant to the 1999 Plan.

The administrator can modify the 1999 Plan as it deems advisable, without approval of our stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Securities Exchange Act of 1934 or under the listing requirements of any stock exchange on which are listed any of our equity securities.

ELIGIBILITY AND PARTICIPATION

Options may be granted under the 1999 Plan to our officers, employees, directors and consultants at the discretion of the administrator. In selecting as well as in determining the number of shares subject to each option, the administrator shall take into consideration such factors as it deems relevant to accomplish the purpose of the 1999 Plan. All of our officers, employees, directors and consultants are eligible to receive options.

TERM

The 1999 Plan shall continue in effect for a term of ten years, unless sooner terminated by our Board of Directors. Any termination of the 1999 Plan generally may not affect or change options previously granted under the 1999 Plan.

OPTION EXERCISE PRICE

The per share exercise price for the shares of common stock to be issued under the 1999 Plan shall, subject to certain restrictions, be the price as is determined by the administrator. In no event shall the per share exercise price be less than 85% of the fair market value of the shares of our common stock on the date of grant.

NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

The options and stock purchase rights to be issued under the 1999 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the holder of the option or stock purchase right, only by such holder.

TRANSFERABILITY OF SHARES

Resale of shares acquired under the 1999 Plan by persons who are not "affiliates" of PC Quote, as that term is defined in Rule 405 under the Securities Act, will not be restricted by requirements of the Securities Act. Persons who may be deemed to be affiliates of PC Quote may resell shares acquired under the 1999 Plan pursuant to the provisions of Rule 144 promulgated under the Securities Act.

Affiliates may also resell shares acquired under the 1999 Plan pursuant to any other applicable exemption from registration under the Securities Act or pursuant to a separate prospectus prepared in accordance with the requirements of the applicable form under the Securities Act.

FEDERAL TAX CONSEQUENCES

Options granted under the 1999 Plan can be designated as "non-qualified stock options" or "incentive stock options" for federal income tax purposes. Generally, an employee receiving an incentive stock option does not realize any taxable income for federal income tax purposes either at the time of grant or upon the exercise of an incentive stock option. Upon the sale of the shares obtained in the exercise of an incentive stock option, the excess of the fair market value on the date of the sale over the exercise price of the option will be taxable as a capital gain. The holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term gain (or loss) will commence on the date the option is exercised.

WHERE YOU CAN GET COPIES OF THE PLAN

A copy of the 1999 Plan is available without charge to stockholders upon written request to our Secretary at our principal executive office.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PLAN. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE PLAN UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS FOR 1999

In August 1997, our Board of Directors appointed KPMG LLP, a certified public accounting firm, as our independent auditors for the year ending December 31, 1997. The appointment of KPMG LLP as independent auditors for the year ending December 31, 1997 was ratified by our stockholders at our annual meeting held on October 16, 1997.

KPMG LLP was appointed by our Board of Directors as our independent auditors for the year ending December 31, 1998 on April 20, 1998 and ratified by our stockholders at our annual meeting on June 22, 1998.

On March 24, 1999 our Board of Directors appointed KPMG LLP as our independent auditors for the year ending December 31, 1999. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

If the stockholders do not ratify KPMG LLP as our independent auditors, the Board of Directors will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 1999. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF KPMG LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

In December 1998, we segregated our Internet related services into a separate business unit within our company. We are transferring such Internet-related services to PCQuote.com, Inc., which was incorporated in February 1999 as our wholly-owned subsidiary. Formally separating the two entities will permit us and our subsidiary to focus on our relative strengths. The separation will permit each entity to better (i) attract and retain key employees by relating compensation to relevant business performance, (ii) enter into strategic relationships with business partners such as the relationship between PCQuote.com, Inc. and CNNfn described later in this proxy statement under the heading "Certain Transactions," and (iii) permit each entity to pursue its own financing avenues.

In view of the separation, our Board of Directors has determined that it is in our best interest to change our name to HyperFeed Technologies, Inc. to avoid confusion in the marketplace between our business and operations and those of our subsidiary. Because our business will be primarily related to our proprietary datafeed, HyperFeed-TM- 2000, we believe the name HyperFeed Technologies, Inc. is more descriptive of the services we offer, while the PC Quote brand name is more descriptive of the services offered by our subsidiary.

If the proposed name change is approved by two-thirds or more of the outstanding shares of our common stock and our Series A and Series B preferred stock, voting as a single class, it will become effective immediately following our annual meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NAME CHANGE. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE NAME CHANGE UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

EXECUTIVE OFFICERS

Name                                                                  Position                         Age
-------------------------------------------------  -----------------------------------------------     ---
Jim R. Porter....................................  Chairman and Chief Executive Officer                58
John E. Juska (1)................................  Chief Financial Officer and Secretary               44
Kurt K. Klein (2)................................  Senior Vice President and Chief Operating           46
                                                     Officer
Michael J. Kreutzjans (3)........................  Senior Vice President and Chief Technology          45
                                                     Officer

---------
(1)Chief Financial Officer of PC Quote since July 1997, Mr. Juska served as Vice President and Chief Financial Officer for the Chicago Mercantile Exchange from 1994 to July 1997. Between 1986 and 1994, Mr. Juska served in various other positions for the Chicago Mercantile Exchange, including Controller and Vice President of Finance. Mr. Juska also previously served as Treasurer of CME Depository Trust Company and GFX Corporation, both wholly-owned subsidiaries of the Chicago Mercantile Exchange, and as a trustee of the CME Pension Trust.

(2)Mr. Klein joined PC Quote in November 1996 as the Vice President of Client Services and in December of 1998 was named Senior Vice President and Chief Operating Officer. Mr. Klein began his career in the financial market data industry in 1986 as MIS Manager for FutureSource in Chicago, IL and went on to serve FutureSource in numerous capacities as Customer Service Manager, Director of Operations, Vice President Sales & Marketing. In 1995 Mr. Klein accepted the position of Vice President Product Management & Business Development.

(3)Senior Vice President and Chief Technology Officer, PC Quote, Inc. since 1998, Mr. Kreutzjans was one of the original founders of PC Quote and has over 19 years experience in the financial industry. Mr. Kreutzjans began his career in 1980 as a programmer for On-Line Response, Inc., the predecessor to PC Quote, Inc., and in 1982 was promoted to Senior Analyst. In 1984, Mr. Kreutzjans was asked to join PC Quote as the firm's Vice President Development & Operations and as the lead developer. In 1989, Mr. Kreutzjans was named Vice President Systems Development. In 1994 he assumed responsibility for overseeing and guiding all development functions and managed the firm's separate development center as Senior Vice President Development. Mr. Kreutzjans has a B.S. in Computer Science from Indiana University.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer for the term of the positions held.

                           SUMMARY COMPENSATION TABLE

                                                                                                 Awards
                                                                                               -----------
                                                                         Annual Compensation     Shares
                                                                        ---------------------  Underlying
Name and Principal Position                                    Year       Salary      Bonus      Options
-----------------------------------------------------------  ---------  ----------  ---------  -----------
Jim Porter ................................................       1998  $  148,000     --         676,200
 Chairman of the Board and Chief Executive Officer                1997          (1)    --         299,603
John Juska ................................................       1998  $  175,000  $  25,000     175,000
 Senior Vice President and Chief Financial Officer                1997  $38,820 (2)    --          10,000
Kurt Klein ................................................       1998  $  137,113  $  15,000     100,000
 Senior Vice President and Chief Operating Officer
Michael Kreutzjans ........................................       1998  $  175,258     --          50,000
 Senior Vice President and Chief Operating Officer

---------
(1)Payment of Mr. Porter's minimum annual salary of $98,000 was deferred into 1998 pursuant to a deferred compensation agreement.

(2)Mr. Juska was employed by us in July of 1997. Represents amounts paid to Mr. Juska from July 1997 through December 1997.

The following table shows the total number of Options granted to each of the named persons during 1998 (both as the number of shares of common stock subject to such Options and as a percentage of all Options granted to employees during
1998) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 1998.

                     OPTION/SAR GRANTS IN 1998 FISCAL YEAR

                                           % of Total                                     Potential Realizable
                                             Options                                        Value at Assumed
                          Number of        Granted to                                    Annual Rates of Price
                         Securities       Employees in     Exercise or                      Appreciation for
                     Underlying Options    Fiscal Year     Base Price      Expiration            Option
Name                     Granted (#)         Granted         ($/Sh)           Date         5%(1)       10%(1)
-------------------  -------------------  -------------  ---------------  -------------  ----------  ----------
Jim Porter.........          338,100             28.3%      $   1.375          06/13/07  $  308,054  $  698,212
Jim Porter.........          338,100             28.3%      $   2.000          06/13/07  $   96,741  $  486,900
John Juska.........          175,000             14.7%      $  1.4375          04/20/03  $   69,510  $  153,580
Kurt Klein.........           50,000              4.2%      $  1.4375          04/20/03  $   19,860  $   43,880
Kurt Klein.........           50,000              4.2%      $   1.125          09/02/03  $   15,540  $   34,340
Michael
 Kreutzjans........           50,000              4.2%      $   1.125          09/02/03  $   15,540  $   34,340

---------
(1)The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the SEC. The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

The following table sets forth, for each of the named persons, the number of shares they acquired on exercise of Options in 1998, the aggregate dollar value realized upon exercise, the total number of shares of common stock underlying unexercised Options and the aggregate dollar value of unexercised, in-the-money Options, separately identifying the exercisable and unexercisable Options. No SARs were outstanding in 1998.

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                    Number of Shares      Value of
                                                                       Underlying       Unexercised
                                                                      Unexercised       In-the-Money
                                                                    Options/SARs at   Options/SARs at
                                                                       FY-End (#)      FY-End ($)(1)
                                            Shares        Value
                                          Acquired on    Realized     Exercisable/      Exercisable/
Name                                      Exercise(#)      ($)       Unexercisable     Unexercisable
---------------------------------------  -------------  ----------  ----------------  ----------------
Louis J. Morgan........................       28,500      14,812        30,000/0            0/0

---------
(1)These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 1998 over the respective option prices.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS.

In June 1997, PC Quote and Mr. Porter entered into an Employment Agreement (the "Porter Agreement") which provided for (i) the employment of Mr. Porter as the Chief Executive Officer of PC Quote, (ii) an annual base salary for Mr. Porter of $98,000, subject to semi-annual review and adjustment by the Board of Directors, and (iii) the granting to Mr. Porter of an option to purchase shares of our common stock up to a maximum amount of 5% of the outstanding shares of our common stock (the "Maximum Amount"). Pursuant to the Porter Agreement, the Maximum Amount was to increase to 6.88% of our outstanding shares upon the occurrence of certain events. Vesting of the shares up to the Maximum Amount was to occur according to certain quarterly installments scheduled in the Porter Agreement. The exercise price for the shares underlying the option granted was to be equal to the market price of our common stock as of June 14, 1997 or, in certain circumstances, be $2.00 per share. The Porter Agreement also provided for accelerated vesting upon a change in control of PC Quote.

In July 1997, PC Quote and Mr. Juska entered into an Employment Agreement (the "Juska Agreement") which provided for (i) the employment of Mr. Juska as the Chief Financial Officer of PC Quote, (ii) a minimum annual base salary for Mr. Juska of $80,000, and (iii) the granting to Mr. Juska of an option to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $1.50 per share.

STOCK PLANS

EMPLOYEE STOCK PURCHASE PLAN. As of April 19, 1999, our Board of Directors had approved and we had reserved an aggregate of 1,000,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Purchase Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Purchase Plan equals 85% of the market value of the common stock, as calculated in the Purchase Plan, on the first or last day of an offering period, whichever is lower. During 1998, 288,513 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK PLAN. We have reserved an aggregate of 2,000,000 shares of common stock for issuance under our 1987 Combined Incentive and Non-Statutory Stock Option Plan, which may be granted to our employees and officers. The 1987 Plan is administered by our Incentive Stock Committee. Generally, Options may be granted to our employees and officers at a purchase price equal to the fair market value (as defined in the Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 1,192,200 shares were granted under the 1987 Plan. If the 1999 Plan is approved at our annual meeting of stockholders, the outstanding options under the 1987 Plan shall be canceled and replaced by options issued under our 1999 Plan. The replacement options shall have the same vesting schedule, exercise prices and exercise periods as those granted under the 1987 Plan.

401(K) PLAN. We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the Plan, we match contributions made by employees to the 401(k) Plan up to 25% of the first 5% contributed by an employee. During the last fiscal year, we made matching contributions of approximately $49,205 under the 401(k) Plan.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 31, 1999 regarding the beneficial ownership of shares of our common stock by each director and by all current directors and executive officers as a group.

                                                                               Beneficial
                                                                                Ownership
                                                                              of Shares of       Percent of
Name                                                                          Common Stock         Class
-------------------------------------------------------------------------  -------------------  ------------
Jim R. Porter (1)........................................................         1,537,537            9.7%
Louis J. Morgan (2)......................................................            55,000            0.4%
Timothy K. Krauskopf.....................................................           100,000            0.7%
Ronald Langley (3).......................................................        11,211,795           47.9%
John Hart (3)............................................................        11,211,795           47.9%
Kenneth J. Slepicka......................................................             3,000            0.0%
All Directors and Officers as a Group (6 persons) (3) (4)................        13,564,193           53.6%

---------

(1)Includes 1,276,486 shares of common stock, which may be acquired upon exercise of presently exercisable options.

(2)Includes 30,000 shares of common stock, which may be acquired upon exercise of presently exercisable options.

(3)Mr. Langley, a Director of PC Quote since 1995, is a Director of PICO Holdings, Inc. ("Holdings"). Mr. Hart, a Director of PC Quote since July 1997, is President and Chief Executive Officer of Holdings. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 11,211,795 shares of our common stock beneficially owned by Holdings. This number of shares deemed beneficially owned includes i) 1,907,500 shares of common stock which are issuable to Physicians Insurance Company of Ohio, a wholly-owned subsidiary of Holdings, upon conversion of its 19,075 shares of Series A Convertible Preferred Stock, ii) 2,879,100 shares of common stock which are issuable to Holdings upon conversion of its 28,791 shares of Series B Preferred Stock, and iii) 4,055,195 shares of common stock upon exercise of common stock Purchase Warrants issued to Holdings in connection with various PC Quote financings. Such shares are deemed outstanding for computing the percentage beneficially owned by Holdings, but are not deemed outstanding for computing the percentage beneficially owned by any other person. See "Principal Stockholders." Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934.

(4)Includes 2,228,393 shares of common stock, which may be acquired upon exercise of presently exercisable options.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 1999, regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

                                                                          Number of Shares
                                                                             Beneficial       Percent of
                                                                           Ownership as of    Outstanding
Name and Address of Beneficial Owner                                       March 31, 1999      Shares(1)
------------------------------------------------------------------------  -----------------  -------------
PICO Holdings, Inc......................................................     11,211,795  (2 (3)        47.9%
875 Prospect Street, Suite 301
La Jolla, California 92037

Physicians Insurance Company of Ohio....................................      3,957,500  (3)        24.0%
875 Prospect Street, Suite 301
La Jolla, California 92037

---------

(1)The percent of the outstanding shares is based upon the number of common shares outstanding as of March 31, 1999 (14,549,155); plus the number of common shares that the selling security holder may acquire upon exercise of warrants; plus the minimum number of common shares that the selling security holder may acquire upon conversion of outstanding Series A preferred stock or Series B preferred stock.

(2)Includes 2,050,000 common shares beneficially owned directly by Physicians Insurance Company of Ohio, which is a direct subsidiary of PICO Holdings, Inc. As a result of the status of PICO Holdings, Inc. as the parent of Physicians Insurance Company of Ohio, Physicians Insurance Company of Ohio and PICO Holdings, Inc. may be deemed to share voting and investment power with respect to these common shares. Also includes 4,055,195 common shares which may be acquired upon exercise of common stock purchase warrants. Also includes 2,879,100 common shares which may be acquired upon conversion of the Series B preferred stock previously issued to PICO Holdings, Inc.

(3)Includes 1,907,500 common shares which may be acquired upon conversion of the Series A preferred stock previously issued to Physicians Insurance Company of Ohio.

CERTAIN TRANSACTIONS

On December 17, 1998, our stockholders approved an agreement to convert $6.7 million of our debt owned by PICO Holdings, Inc. and its affiliate, Physicians Insurance Company of Ohio, into convertible preferred stock and a warrant to purchase shares of our common stock. The following day, we completed the conversion of the $6.7 million debt, and issued:

   (a)19,075 shares of our Series A preferred stock, convertible into a minimum of 1,907,500 shares of our common stock, to Physicians Insurance Company of Ohio;

   (b)28,791 shares of our Series B preferred stock, convertible into a minimum of 2,879,100 shares of our common stock, to PICO Holdings, Inc.; and

   (c)a warrant expiring April 30, 2005 to purchase up to 3,106,163 shares of our common stock at $1.575 per share, to PICO Holdings, Inc.

In addition, we extended the expiration date of warrants to purchase 949,032 shares of our common stock previously acquired by PICO Holdings, Inc. to April 30, 2005.

Prior to the conversion of the $6.7 million debt, PICO Holdings, Inc. and Physicians Insurance Company of Ohio owned or had the right to acquire approximately 30.9% of our then outstanding common stock. After the completion of the transactions described above, PICO Holdings, Inc. and Physicians Insurance Company of Ohio own or have the right to acquire approximately 48% of our presently outstanding common stock.

In March 1999, we formed a wholly-owned subsidiary, PCQuote.com, Inc., which subsequently entered into a license agreement with CNNfn, in which our Web site, www.pcquote.com, was granted the right to use the CNNfn name and logo as well as CNNfn news. CNNfn headlines appear with the CNNfn logo on one or more pages of our Web site and serve as a link to the full stories on the CNNfn Web site home page. CNNfn has retained exclusive control over the selection and presentation of its headlines provided to our Web site.

During the term of the license, CNNfn has agreed, subject to certain exceptions, not to license its headlines to any unaffiliated third party for use, display and/or transmission on a generally accessible Web site that has as its primary purpose to provide users investment and/or financial tools including real time or delayed equity and/or futures quotes. As a part of the agreement, CNNfn will acquire a minority equity position in PCQuote.com.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the two fiscal years ended December 31, 1998, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except Mr. Morgan who has filed one late report.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

In October 1997, the Board of Directors established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board of Directors was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

COMPENSATION PHILOSOPHY

Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals' contribution to us and be competitive with compensation offered by other computer software and service companies. To further align executive officers' interests with those of the stockholders, our executive compensation program also relies on stock option awards.

COMPENSATION COMPONENTS

The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

BASE SALARY. In 1997 the Board determined the base salaries of Messrs. Porter and Juska upon their employment with us. The Board has established annual increases to base salaries to be paid to our executive officers. In setting each increase, the Committee takes into account several factors such as an individual's experience, responsibilities, management and leadership abilities and job performance in the prior year.

BONUS. We do not have a formal bonus program, however, the Board of Directors may, at its discretion, award bonuses based on our performance and individual merit. Except for Messrs. Juska and Klein, none of our executives, including our Chief Executive Officer, received a bonus during 1998.

STOCK OPTIONS. The Board of Directors believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive's interest with those of the stockholders.

Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our Incentive Stock Option Plan generally every 12 months. Options are generally granted with a three year vesting and a five year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive's level of management responsibility and potential impact on our profitability and growth. During the 1998 fiscal year, options were granted to our Chief Operating Officer, Chief Technology Officer, and Chief Financial Officer at an option price equal to the fair market value of our stock on the date of grant. During the last fiscal year, options were granted to our Chief Executive Officer pursuant to his employment agreement.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Board of Directors established 1997 compensation of Jim R. Porter, our Chief Executive Officer, based upon his employment agreement which initially established his annual base salary. Mr. Porter agreed to defer receipt of payment of his 1997 salary initially until May 1998. On June 22, 1998, the Board of Directors and Mr. Porter agreed that he would accept shares of common stock at market price in lieu of previously deferred and future cash compensation.

                                    Ronald Langley          Timothy K. Krauskopf

COMPARATIVE CUMULATIVE SHAREHOLDER RETURN

The graph presented below compares the five year cumulative total return of PC Quote, Inc., the AMEX Market Value index, and the Standard & Poor's Computer Software index from December 31, 1993 to December 31, 1998. Total return is based on an assumed investment of $100 on December 31, 1993.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   FIVE YEAR TOTAL RETURN

                                    PQT     AMEX Market Value Index      S&P Computer Software Index
1993                            $100.00                     $100.00                          $100.00
1994                             $70.59                      $93.30                          $117.91
1995                            $747.06                     $120.05                          $165.44
1996                            $111.76                     $121.96                          $256.98
1997                             $47.06                     $152.50                          $357.88
1998                            $100.00                     $162.68                          $649.07
FISCAL YEARS                                                DOLLARS

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended December 31, 1998, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2000 stockholders' meeting must be received by us no later than February 28, 2000. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 1998 is available without charge to stockholders upon written request to our Chief Financial Officer.

                                          By order of the Board of Directors

                                                       [SIGNATURE]
                                          JOHN E. JUSKA
                                          CHIEF FINANCIAL OFFICER AND CORPORATE
                                          SECRETARY

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PC QUOTE, INC.
300 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS JIM R. PORTER AND JOHN E. JUSKA AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF PC QUOTE, INC. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 19, 1999 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 1999 OR ANY ADJOURNMENT THEREOF.

(1)        ELECTION OF DIRECTORS
           / /        FOR all nominees listed below (except as marked to / / the     / /
                      contrary below)

(1)
           WITHHOLD AUTHORITY to vote for all nominees listed below.

    Jim R. Porter, Louis J. Morgan, Ronald Langley, John R. Hart, Timothy K.
                         Krauskopf, Kenneth J. Slepicka
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

(2)        The approval and ratification of the 1999 Combined Incentive and Non-Statutory
           Stock Option Plan.
           / / FOR       / / AGAINST       / / ABSTAIN
(3)        The approval and ratification of KPMG LLP as our independent auditors for 1999.
           / / FOR       / / AGAINST       / / ABSTAIN
(4)        The amendment to Article FIRST of our Certificate of Incorporation to read as follows:
           FIRST: The name of the Corporation is HyperFeed Technologies, Inc.
           / / FOR       / / AGAINST       / / ABSTAIN
(5)        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(2)
(3)
(4)
(5)


                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY, TITLE OR CAPACITY SHOULD BE STATED.
                                              DATED: ____________________ , 1999
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE